EXHIBIT 99.1

Securities and Exchange Commission

450 5th Street, NW
Washington, DC 20549

Gentlemen:

We have read and do not disagree with the comments in Item 14 of Form 10 of Advanced Medical Isotopes Corporation dated February 17, 2009.

/s/  Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado
February 17, 2009